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                                                                    EXHIBIT 11-4

                  DTE ENERGY COMPANY AND SUBSIDIARY COMPANIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK




                                         Three          Six             Twelve
                                        Months         Months           Months
                                         Ended          Ended            Ended
                                     June 30, 1996   June 30, 1996   June 30, 1996
                                     -------------   --------------  -------------
                                        (Thousands, except per share amounts)

PRIMARY:
  Net Income                              $ 78,253      $ 186,693      $ 402,372

  Weighted average number of common
   shares outstanding (a)                  145,120        145,120        144,674
  Earnings per share of Common Stock
   based on weighted average number
   of shares outstanding                  $   0.54      $    1.29      $    2.78

FULLY DILUTED:
  Net Income                              $ 78,253      $ 186,693      $ 402,372
  Convertible Preferred Stock
   dividends                                     -              -             53
                                          --------      ---------      ---------
                                          $ 78,253      $ 186,693      $ 402,425
                                          ========      =========      =========

  Weighted average number of common
   shares outstanding (a)                  145,120        145,120        144,674
  Conversion of convertible
   Preferred Stock                               -              -            112
                                          --------      ---------      ---------
                                           145,120        145,120        144,786
                                          ========      =========      =========


  Earnings per share of Common Stock
   assuming conversion of outstanding
   convertible Preferred Stock            $  0.54       $    1.29      $    2.78



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(a)  Based on a daily average.